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                                                                    Exhibit 10.6

ADDENDUM NO. 2 TO EMPLOYMENT
AND NON-COMPETE AGREEMENT
R. C. MATNEY


THIS AGREEMENT dated this 1st day of October, 1997 is made by and between
R. C. MATNEY, resident of the State of Indiana ("Executive") and MARK VII, INC. now a Delaware corporation (originally incorporated in Missouri), ("Employer").

RECITALS

Executive and Employer entered into an Employment and Non-Compete Agreement dated April 1, 1992 ("Agreement") which superseded an earlier Employment Agreement dated March 31, 1989 in its entirety. Thereafter, the April 1, 1992 Agreement was modified to the extent expressly stated in an Addendum dated July 1, 1994. Parties hereto hereby undertake and agree to modify the April 1, 1992 Agreement and the Addendum dated July 1, 1994 to the extent expressly stated herein. In all other respects, said April 1, 1992 Agreement and July 1, 1994 Addendum shall remain as originally stated.

AGREEMENT

In consideration of the mutual promises, covenants, and agreements herein contained and in the underlying agreement and its addendum, the parties do hereby further agree as follows:

I.       BASE SALARY.

         The base salary of Executive shall be $280,000 a year commencing January 1, 1998.

II.      MONTHLY SHAREHOLDER VALUE BONUS.

         Commencing January 1, 1998, Executive shall be paid a monthly bonus equal in amount to the current average fair-market value of the Company's common stock during the month for which the bonus is paid multiplied by 600.

III.     ANNUAL PERFORMANCE BONUSES.

         Commencing in 1998 Executive shall be paid two annual cash bonuses.

         A. Bonus based upon Employer's increase in consolidated income from continuing operations before income tax compared to Plan.

         This bonus shall be paid immediately following the completion of the annual audit of the fiscal year based upon the increase in consolidated income from continuing operations before income tax ("net pre-tax income") for the fiscal year.

                  1. In a fiscal year when the increase in net pre-tax income over the prior year equals that specified in the operating Plan, as approved by the Employer's Board of Directors, Executive's bonus shall be equal to 50% of his annual base salary.

                  2. In a fiscal year when the increase in net pre-tax income over the prior year is greater or lesser than the amount specified in the operating



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Plan approved by the Board of Directors, Executive shall be paid the same pro-rata share or percentage of the bonus specified in the above paragraph as the portion or percentage of Plan increase in net income actually attained by Employer.

                  3. For any fiscal year when 25% of the Plan increase in net operating profit compared to the previous fiscal year is not attained, none of this bonus shall be paid.

         Schedule A attached provides examples of the calculation of this bonus.

         B. Bonus based on stock price performance. The second bonus shall not exceed half of the base salary of the Executive and shall be paid immediately following June 30 each year in an amount equal to that percentage of the base salary of the Executive by which the increase (if any) in the per share price of the common stock of Mark VII, Inc. from July 1, 1997 to June 30, 1998 and each subsequent year thereafter during the term hereof,exceeds the increase in the average of per share prices of the common stock of certain other companies in the Employer's industry (the "Transportation Services Peer Group").

         Employer's Board of Directors shall identify those companies deemed to constitute Employer's "Peer Group" from time-to-time in its sole discretion. It is agreed, however, that currently said "Peer Group" is deemed by said Board to constitute the following companies:

                  Circle Financial Corp. (Harper Group)
                  The Hub Group
                  Air Express International Corporation
                  Expediter's International, Inc.
                  Fritz Companies, Inc.





V.       PARAGRAPHS 3.02 AND 3.03 OF THE APRIL 1, 1992 AGREEMENT.

Paragraph 3.02 "Bonus" and 3.03 "Fringe Benefits" are hereby deleted in their entirety. In lieu thereof, 3.03 "Fringe Benefits" shall instead read as follows:


         "Executive shall receive standard Employer's fringe benefits, including 3 weeks of vacation pay each year, a car allowance and medical plan benefits."

VI.      RELEASE AS TO "BONUS" AND "FRINGE BENEFITS".

Executive does hereby and discharge the Employer from any and all claims based upon, arising out of, or related to paragraphs 3.02 and 3.03 as originally provided in the agreement of April 1, 1992.



IN WITNESS WHEREOF, the parties hereto have executed this Addendum and Release on the 8th day of December, 1997 to be effective on the day and year first above written.



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                           "EXECUTIVE"



                           /s/ R. C. Matney
                           -----------------------------------------
                           R. C. Matney


                           "EMPLOYER"

                           MARK VII, INC. a Delaware Corporation



                           By: /s/ James T. Graves
                               --------------------------------------
                           James T. Graves, Vice-Chairman & Secretary